Exhibit 10.20
SERIES A PREFERRED SHARE PURCHASE AGREEMENT
THIS AGREEMENT is dated as of the 7th day of October, 2006
AMONG:
NACG HOLDINGS INC., a corporation incorporated under the laws of Canada (“Holdings”)
AND:
NACG PREFERRED CORP., a corporation incorporated under the laws of Canada (“Preferred Corp.”)
AND:
NORTH AMERICAN CONSTRUCTION GROUP INC., a corporation incorporated under the laws of Alberta (“Guarantor”)
AND:
NORAMA LTD., a corporation incorporated under the laws of Alberta (“Norama”)
WHEREAS:
A. Norama owns 35,000 Series A Preferred Shares (the “Purchased Shares”) in the capital of Preferred Corp.;
B. Norama wishes to sell and Holdings wishes to purchase the Purchased Shares on the terms and conditions set out in this Agreement (the “Transaction”);
C. the Guarantor has agreed to guarantee the payment obligations of Holdings under the Promissory Note;
     NOW THEREFORE in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties to this Agreement, the parties agree as follows:
1.	Interpretation
1.1	The division of this Agreement into sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this agreement. Unless otherwise indicated, all references to a “section” followed by a number and/or a letter refer to the specified section of this Agreement. The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular section or other portion of this Agreement and include any agreement or instrument supplementary or ancillary to this Agreement or entered into or provided in accordance with this Agreement.

1.2	Words importing the singular number only shall include the plural and vice versa. Words importing gender shall include all genders. Where the word “including” or “includes” is used in this Agreement it means “including without limitation” or “includes without limitation”, respectively. Any reference to any document shall include a reference to any schedule, amendment or supplement thereto or any agreement in replacement thereof, all as permitted under such document.
1.3	Capitalized terms used herein and not otherwise defined herein shall have the following meanings:
(a)	"Claim” means any suit, action, dispute, investigation, claim, arbitration, order, summons, citation, directive, ticket, charge, demand or prosecution, whether legal or administrative; any other proceeding; or any appeal or application for review; in each case at law or in equity before or by any governmental authority, court, or regulatory body;

(b)	"Closing” means the completion of the Transaction;

(c)	"Credit Agreement” means the First Amended and Restated Credit Agreement dated as of July 19, 2006 among NAEP, as borrower, the lenders party thereto, and BNP Paribas (Canada), as administrative agent and collateral agent;

(d)	"Effective Time” means immediately prior to the amalgamation of Holdings, Preferred Corp. and NAEP;

(e)	"Encumbrance” means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, option, right of pre-emption, privilege or any matter capable of registration against title or any contract or agreement (written or oral) to create any of the foregoing;

(f)	"Gouin Action” means Action No. 050302298 commenced in the Court of Queen’s Bench of Alberta by Renée Gouin and Elaine Busch as plantiffs pursuant to a Statement of Claim filed February 4, 2005;

(g)	“Gouin Guarantees” means the separate guarantees of each of Martin Gouin and Roger Gouin in respect of certain liabilities of Norama under this Agreement in the form of the guarantee attached hereto as Exhibit 7;

(h)	"Guarantee” means the guarantee of the Guarantor in respect of the payment obligations of Holdings under the Promissory Note in the form of the guarantee attached hereto as Exhibit 2;

(i)	"Holdings Shares” means shares of Holdings or of the continuing entity formed upon the amalgamation of Holdings, Preferred Corp. and NAEP;

(j)	"IPO” means the initial public offering of Holdings Shares contemplated by (i) the preliminary prospectus of Holdings dated July 21, 2006 and filed with the securities regulatory authorities in each of the Provinces and Territories of Canada; or (ii) the registration statement dated July 21, 2006 and filed with the Securities and Exchange Commission in the United States, in each case as it may be amended or replaced;
(k)	"Losses” means, in respect of any matter, all Claims, demands, losses, damages, liabilities, deficiencies, costs and expenses (including all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising as a consequence of that matter.

(l)	"NAEP” means North American Energy Partners Inc., a corporation incorporated under the laws of Canada;

(m)	"Original Purchase Agreement” means the Purchase Agreement dated October 31, 2003 entered into among Norama, North American Equipment Ltd., Martin Gouin, Roger Gouin, Preferred Corp. and NACG Acquisition Inc.;

(n)	"Preferred Corp. Documents” means the corporate articles of Preferred Corp. and the Preferred Corp. Shareholders Agreement;

(o)	"Preferred Corp. Shareholders Agreement” means the Shareholders Agreement - Preferred Shares in respect of Preferred Corp. dated November 26, 2003;

(p)	"Promissory Note” means an interest free, demand promissory note in the principal amount of $27,000,000 in favour of Norama, in the form of the promissory note attached hereto as Exhibit 1;

(q)	"Purchase Price” has the meaning given to such term in Section 2.2;

(r)	"Purchased Shares” has the meaning given to such term in the Recitals; and

(s)	"Transaction” has the meaning given to such term in the Recitals.
2.	Purchase and Sale
2.1	Subject to the terms and conditions of this Agreement, at the Effective Time, Norama shall sell to Holdings and Holdings shall purchase from Norama, all of the Purchased Shares, free and clear of all Encumbrances.
2.2	The aggregate purchase price (the “Purchase Price”) to be paid by Holdings to Norama for the Purchased Shares shall be $27,000,000.
2.3	Holdings shall pay and satisfy the Purchase Price by the delivery of the Promissory Note together with the Guarantee.

2.4	Immediately upon the completion of the IPO, Norama shall present to Holdings the Promissory Note and Holdings shall pay in full the Promissory Note upon which the Promissory Note shall be cancelled and the Guarantee shall terminate.
3.	Closing
3.1	Subject to the satisfaction or waiver of the conditions set out in Section 4, the Closing shall take place at the Effective Time at the offices of Borden Ladner Gervais LLP in Toronto, Ontario, or at such other place as may be agreed to by Holdings and Norama.
3.2	At the Closing, Norama shall deliver or cause to be delivered to Holdings the following:
(a)	a certificate or certificates representing the Purchased Shares, accompanied by a stock transfer power duly executed in blank or duly executed instrument of transfer, and all such other assurances, consents and other documents as Holdings may request to effectively transfer to Holdings title to the Purchased Shares free and clear of all Encumbrances;

(b)	a written resignation of Martin Gouin as a director of Holdings, Preferred Corp., NAEP and any subsidiary of NAEP in respect of which Martin Gouin acts as a director effective as of the Closing, together with a release by Martin Gouin in the form attached as Exhibit 3;

(c)	in respect of Norama:
(i)	a certificate of status;

(ii)	a certificate of incumbency; and

(iii)	a copy, certified by one of its senior officers, of the resolutions of the board of directors and (if required by applicable law) shareholders of Norama authorizing the execution, delivery and performance of this Agreement and of all contracts, agreements, instruments, certificates and other documents required by this Agreement to be delivered by Norama;
(d)	a certificate of Norama in respect of its representations and warranties set out in Section 5.1 in the form of Exhibit 4; and

(e)	the Gouin Guarantees.
3.3	At the Closing, Holdings shall deliver or cause to be delivered to Norama the following:
(a)	the Promissory Note;

(b)	the Guarantee;

(c)	a receipt for the certificate or certificates representing the Purchased Shares;

(d)	a release by Holdings, Preferred Corp., NAEP and any subsidiary of NAEP in respect of which Martin Gouin acts as a director in the form attached as Exhibit 4;

(e)	in respect of each of Holdings, Preferred Corp. and the Guarantor:
(i)	a certificate of status;

(ii)	a certificate of incumbency; and

(iii)	a copy, certified by one of its senior officers, of the resolutions of the board of directors and (if required by applicable law) shareholders of each of Holdings, Preferred Corp. and the Guarantor authorizing the execution, delivery and performance of this Agreement and of all contracts, agreements, instruments, certificates and other documents required by this Agreement to be delivered by Holdings, Preferred Corp. and the Guarantor;
(f)	a certificate of each of Holdings, Preferred Corp. and the Guarantor in respect of their representations and warranties set out in Section 5.2 in the form of Exhibit 6; and

(g)	the certificate of Holdings contemplated by Section 4.1(c).
4.	Closing Conditions
4.1	Holdings shall be obliged to complete the Transaction only if each of the following conditions precedent has been satisfied in full or waived by Holdings at or before the Effective Time (each of which conditions precedent is acknowledged to be for the exclusive benefit of Holdings):
(a)	all of the representations and warranties of Norama made in this Agreement shall be true and correct as at the Effective Time with the same effect as if made at and as of the Effective Time;

(b)	Norama shall have complied with or performed all of the obligations, covenants and agreements under this Agreement to be complied with or performed by it at or before the Effective Time, including Norama’s Closing deliveries specified in Section 3.2;

(c)	the Vice-President, Corporate of Holdings, acting reasonably, is satisfied that the completion of the IPO will occur on the same date as the Effective Time, such belief to be evidenced by a certificate delivered to the parties to such effect; and

(d)	the consent of the lenders under the Credit Agreement to the Transaction shall have been obtained.
4.2	Norama shall be obliged to complete the Transaction only if each of the following conditions precedent has been satisfied in full or waived by Norama at or before the

Effective Time (each of which conditions precedent is acknowledged to be for the exclusive benefit of Norama):
(a)	all of the representations and warranties of Holdings made in this Agreement shall be true and correct as at the Effective Time with the same effect as if made at and as of the Effective Time;

(b)	Holdings shall have complied with or performed all of the obligations, covenants and agreements under this Agreement to be complied with or performed by it at or before the Effective Time, including the Holdings’ Closing deliveries specified in Section 3.3;

(c)	the Vice-President, Corporate of Holdings, acting reasonably, is satisfied that the completion of the IPO will occur on the same date as the Effective Time or another transaction will occur on the same date as the Effective Time which transaction would provide Holdings sufficient funds to repay the Promissory Note, such belief to be evidenced by a certificate delivered to the parties to such effect; and

(d)	the consent of the lenders under the Credit Agreement to the Transaction shall have been obtained.
5.	Representations and Warranties

5.1	Norama represents and warrants to Holdings as follows and acknowledges that Holdings is relying on these representations and warranties in connection with its purchase of the Purchased Shares and that Holdings would not purchase the Purchased Shares without these representations and warranties:
(a)	It is a corporation duly incorporated and organized, and is validly subsisting in and up-to-date in the filing of all corporate and similar returns under, the laws of Alberta.

(b)	It has all necessary corporate power and authority to own or lease or dispose of its undertakings, property and assets (including the Purchased Shares), to enter into this Agreement and the contracts, agreements and instruments required by this Agreement to be delivered by it, and to perform its obligations hereunder and thereunder.

(c)	All necessary corporate action has been taken by it or on its part to authorize its execution and delivery of this Agreement and the contracts, agreements and instruments required by this Agreement to be delivered by it and the performance of its obligations hereunder and thereunder.

(d)	This Agreement has been duly executed and delivered by it and (assuming due execution and delivery by the other parties) is a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction. Each of the contracts, agreements and instruments required by this Agreement to be delivered by it will at the Effective Time have been duly executed and delivered by it and (assuming due execution and delivery by the other parties thereto) will be enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.
(e)	It is the registered and beneficial owner of the Purchased Shares, with good and marketable title thereto, free and clear of all Encumbrances, except such Encumbrances as may exist under the Preferred Corp. Documents, and has the exclusive right to dispose of the Purchased Shares as provided in this Agreement. Except as may be contained in the Preferred Corp. Documents, none of the Purchased Shares is subject to (i) any contract (written or oral) or restriction which in any way limits or restricts the transfer to Holdings of the Purchased Shares, or (ii) any voting trust, pooling agreement, shareholder agreement, voting agreement or other contract (written or oral), arrangement or understanding with respect to the voting of the Preferred Shares (or any of them). On completion of the Transaction, it will have no ownership interest in Preferred Corp., whether direct or indirect, actual or contingent, and Holdings shall have good title to the Preferred Shares, free and clear of all Encumbrances other than Encumbrances under the Preferred Corp. Documents and Encumbrances granted by Holdings.

(f)	Except as may be contained in the Preferred Corp. Documents, no person other than Holdings has any contract (written or oral) or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming a contract or agreement for the purchase or acquisition from Norama of any of the Purchased Shares.

(g)	It is not an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) and has not made an assignment in favour of its creditors or a proposal in bankruptcy to its creditors or any class thereof, and no petition for a receiving order has been presented in respect of it. It has not initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver or interim receiver has been appointed in respect of it or any of its undertakings, property or assets (including the Purchased Shares) and no execution or distress has been levied on any of its undertakings, property or assets (including the Purchased Shares), nor have any proceedings been commenced in connection with any of the foregoing.

(h)	Except as may be contained in the Preferred Corp. Documents, the execution, delivery and performance by it of this Agreement and the completion of the Transaction will not (whether after the passage of time or notice or both) result in:
(i)	the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of, any of its obligations, under:

A.	any contract (written or oral) to which it is a party or by which any of its undertakings, property or assets is bound or affected;

B.	any provision of its articles of incorporation or by-laws or resolutions of its board of directors (or any committee thereof) or shareholders; or

C.	any applicable law; or
(ii)	the creation or imposition of any Encumbrance on any of the Purchased Shares; or

(iii)	the requirement of any approval or consent from any of its creditors.
(i)	Except for the Gouin Action, there are no Claims (whether or not purportedly on its behalf) pending or outstanding or, to its knowledge, threatened against it which could affect the Purchased Shares or its ability to perform its obligations under this Agreement. To its knowledge there is not any factual or legal basis on which any other Claim might be commenced with any reasonable likelihood of success.

(j)	It is not a non-resident of Canada for purposes of the Income Tax Act (Canada).
5.2	Each of Holdings, Preferred Corp. and the Guarantor represents and warrants to Norama as follows and acknowledges that Norama is relying on these representations and warranties in connection with the sale by Norama of the Purchased Shares:
(a)	It is a corporation duly incorporated and organized, is validly subsisting in and up-to-date in the filing of all corporate and similar returns under, the laws of its jurisdiction of incorporation.

(b)	Holdings has all necessary corporate power and authority to acquire the Purchased Shares, to enter into this Agreement and the contracts, agreements and instruments required by this Agreement to be delivered by it (including the Promissory Note), and to perform its obligations hereunder and thereunder.

(c)	Each of Preferred Corp. and the Guarantor have all necessary corporate power and authority to enter into this Agreement and the contracts, agreements and instruments required by this Agreement to be delivered by it (including the Guarantee in the case of the Guarantor), and to perform its obligations hereunder and thereunder.

(d)	All necessary corporate action has been taken, or will be taken prior to Closing, by it or on its part to authorize its execution and delivery of this Agreement and the contracts, agreements and instruments required by this Agreement to be delivered by it and the performance of its obligations hereunder and thereunder.

(e)	This Agreement has been duly executed and delivered by it and (assuming due execution and delivery by the other parties) is a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction. Each of the contracts, agreements and instruments required by this Agreement to be delivered by it (including the Promissory Note in the case of Holdings and the Guarantee in the case of the Guarantor) will at the Effective Time have been duly executed and delivered by it and (assuming due execution and delivery by the other parties thereto) will be enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.
(f)	It is not an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) and has not made an assignment in favour of its creditors or a proposal in bankruptcy to its creditors or any class thereof, and no petition for a receiving order has been presented in respect of it. It has not initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver or interim receiver has been appointed in respect of it or any of its undertakings, property or assets and no execution or distress has been levied on any of its undertakings, property or assets, nor have any proceedings been commenced in connection with any of the foregoing.

(g)	Subject to the consent contemplated by Section 4.1(d) being obtained, the execution, delivery and performance by it of this Agreement and the completion of the Transaction will not (whether after the passage of time or notice or both) result in:
(i)	the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of, any of its obligations, under:
A.	any contract (written or oral) to which it is a party or by which any of its undertakings, property or assets is bound or affected; or

B.	any provision of its articles or by-laws or resolutions of its board of directors (or any committee thereof) or shareholders; or
(ii)	any applicable law; or

(iii)	the requirement for any approval or consent from any of its creditors.
(h)	Except for the Gouin Action, there are no Claims (whether or not purportedly on its behalf) pending or outstanding or, to its knowledge, threatened against it which could affect its ability to perform its obligations under this Agreement. To its knowledge there is not any factual or legal basis on which any other such Claim might be commenced with any reasonable likelihood of success.
5.3	The representations and warranties of Norama, and, to the extent that they have not been fully performed at or prior to the Effective Time, the covenants and other obligations of

Norama, contained in this Agreement and in any contract, agreement, instrument, certificate or other document executed or deliver pursuant to this Agreement shall survive Closing and shall continue in full force and effect for a period of seven (7) years following the Effective Time.
5.4	The representations and warranties of Holdings, Preferred Corp. and the Guarantor, and, to the extent that they have not been fully performed at or prior to the Effective Time, the covenants and other obligations of Holdings, Preferred Corp. and the Guarantor, contained in this Agreement and in any contract, agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall survive Closing and shall continue in full force and effect for a period of seven (7) years following the Effective Time.

6.	Additional Acknowledgements and Representations and Indemnity

6.1	Norama agrees to vote the Purchased Shares in favour of any matters proposed by the board of directors of Preferred Corp., provided that such proposed matter does not adversely affect Norama, including by lessening any of its rights under the Preferred Corp. Documents or hereunder.

6.2	Norama acknowledges and agrees that no dividends are payable by Preferred Corp. or have accrued on the Purchased Shares from the date of issuance of such shares to the Effective Time.

6.3	Effective at the Effective Time, Norama releases and forever discharges Holdings and Preferred Corp. and all of their subsidiaries, and the officers, directors, employees and shareholders of Holdings, Preferred Corp. and their subsidiaries from any and all actions, causes of action, claims, demands, covenants, obligations, contracts, liabilities, costs and damages, whether absolute or contingent and of any nature whatsoever, which Norama has or hereafter can, shall or may have, for or by reason of or in any way arising out of the issuance, ownership and sale of the Purchased Shares (other than arising pursuant to this Agreement or as a creditor or claimant pursuant to the Promissory Note or the Guarantee), including for or by reason of or in any way arising out of any claim for indebtedness of Holdings or Preferred Corp. to Norama, moneys advanced, expenses, fees, participation in profits or earnings or dividends whether authorized by law, agreement, resolution or otherwise. For greater certainty, the foregoing release and discharge shall not affect any liabilities or obligations of Holdings, Preferred Corp. or any of their subsidiaries under the Original Purchase Agreement.

6.4	Effective at the Effective Time, each of Holdings and Preferred Corp., on their own behalf and on behalf of their subsidiaries, release and forever discharge Norama, and the officers, directors, employees and shareholders of Norama from any and all actions, causes of action, claims, demands, covenants, obligations, contracts, liabilities, costs and damages, whether absolute or contingent and of any nature whatsoever, which any of Holdings, Preferred Corp. or their subsidiaries has or hereafter can, shall or may have, for or by reason of or in any way arising out of the issuance, ownership and sale of the Purchased Shares (other than arising pursuant to this Agreement). For greater certainty, the foregoing release and discharge shall not affect any liabilities or obligations of Norama, Martin Gouin or Roger Gouin under the Original Purchase Agreement.
6.5	Norama shall indemnify and save harmless Holdings and the continuing entity formed upon the amalgamation of Holdings, Preferred Corp. and NAEP and their officers, directors and employees (each an “Indemnified Person”) from any and all Losses suffered or incurred as a result of or arising directly or indirectly out of or in connection with the Gouin Claim. Notwithstanding anything contained herein to the contrary, the amount of any Losses incurred or suffered by an Indemnified Person shall:
(a)	be limited to Losses relating to or arising directly or indirectly out of or in connection with the Purchased Shares, the Transaction or this Agreement; and

(b)	be calculated after giving effect to any right of indemnification in favour of the Indemnified Person under the Original Purchase Agreement in respect of the same Losses, such that the Indemnified Person shall be entitled to recover only once in respect of any such Loss.
7.	Termination

7.1	This Agreement shall terminate if the Transaction has not been completed by March 31, 2007.

8.	Notices

8.1	All notices, requests, demands or other communications required or permitted to be given or made hereunder to Holdings and/or Preferred Corp. shall be in writing and shall be deemed to be well and sufficiently given if hand delivered or sent by facsimile to Holdings and/or Preferred Corp., as the case may be, as follows:
Zone 3, Acheson Industrial Area,
2-53016 Highway 60,
Acheson, Alberta,
T7X 5A7
Attention: Vice-President, Corporate
Fax: (780) 960-7167
8.2	All notices, requests, demands or other communications required or permitted to be given or made hereunder to Norama shall be in writing and shall be deemed to be well and sufficiently given if hand delivered or sent by facsimile to Norama as follows:
Norama Inc.
c/o Fraser Milner Casgrain LLP
2900, 10180 — 101 Street
Edmonton, Alberta
T5J 3V5

Attention: Robert Roth
Fax: (780) 423-7276

8.3	Any notice or other communication so given or made shall be conclusively deemed to have been given and received when delivered personally, if delivered personally, and when transmitted by facsimile during normal business hours on a business day, on the day of transmission, or if not transmitted during business hours, on the next business day following transmission.

8.4	Any party hereto may change its address for notice as aforesaid.

9.	Time of the Essence

9.1	Time shall be of the essence of this Agreement.

10.	Applicable Law

10.1	This Agreement will be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

11.	Attornment

11.1	Each of the parties agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Alberta, waives any objection which it may have now or later to the venue of that action or proceeding, irrevocably submits to the jurisdiction of those courts in that action or proceeding, agrees to be bound by any judgement of those courts and agrees not to seek, and hereby waives, any review of the merits of any judgment by the court of any other jurisdiction.

12.	Severability

12.1	If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon any determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transaction is fulfilled to the fullest extent possible.

13.	Further Assurances

13.1	Each party will, on the request of any other party, execute and deliver such further agreements, deeds, instruments and documents and do such further acts and things as that other party may reasonably request in order to evidence, carry out or give full force and effect to the terms, intent and meaning of this Agreement.

14.	No Assignment

14.1	This Agreement may not be assigned by any party without the prior written consent of all other parties.

15.	Enurement

15.1	This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns from time to time.

16.	Amendments

16.1	This Agreement may not be modified, amended, rescinded, cancelled, altered or supplemented, in whole or in part, except upon the execution and delivery of a written instrument executed by a duly authorized representative of each of the parties to this Agreement.

17.	Counterparts

17.1	This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that any party providing its signature in such manner shall promptly forward to the other parties an original of the signed copy of this Agreement which was so faxed.
[signature page follows]

IN WITNESS WHEREOF the parties hereto have caused these presents to be executed as of the date first written above.

NACG HOLDINGS INC.
By:	/s/ V. J. GALLANT
	Name:	V. J. Gallant
	Title:	Vice President, Corporate

NACG PREFERRED CORP.
By:	/s/ V. J. GALLANT
	Name:	V. J. Gallant
	Title:	Vice President, Corporate

NORTH AMERICAN CONSTRUCTION GROUP INC.
By:	/s/ V. J. GALLANT
	Name:	V. J. Gallant
	Title:	Vice President, Corporate

NORAMA LTD.
By:	/s/ MARTIN P. GOULIN
	Name:	Martin P. Goulin
	Title:	President

Execution Copy
EXHIBIT 1
PROMISSORY NOTE
     PRINCIPAL SUM: $27,000,000
     FOR VALUE RECEIVED, NACG Holdings Inc. (the “Borrower”) promises to pay immediately on demand to or to the order of Norama Ltd., its successors and assigns (the “Lender”), the principal sum of twenty seven million ($27,000,000) dollars in lawful money of Canada at such place as the Lender may designate by notice in writing to the Borrower. No interest shall accrue or be payable on the said principal sum prior to demand. Following demand, interest shall accrue on the said principal sum on a daily basis at a rate equal to two percent (2%) per annum above the prime interest rate of the Royal Bank of Canada (“prime interest rate” means the annual rate of interest announced from time to time by the Royal Bank of Canada as a reference rate then in effect for determining interest rates on Canadian-dollar commercial loans in Canada) calculated from the date of demand up to the date that the principal sum is repaid in full. Interest shall be calculated and compounded on a monthly basis both before and after default or judgment.
     NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NO DEMAND SHALL OR MAY BE MADE BY THE LENDER IN RESPECT OF ANY AMOUNTS OWING UNDER THIS NOTE UNTIL THE EARLIER OF: (1) CONSUMMATION OF THE INITIAL PUBLIC OFFERING OF THE BORROWER’S COMMON SHARES, AS CONTEMPLATED BY ITS PRELIMINARY PROSPECTUS DATED JULY 21, 2006 FILED WITH THE SECURITIES REGULATORY AUTHORITIES IN EACH OF THE PROVINCES AND TERRITORIES OF CANADA OR THE REGISTRATION STATEMENT DATED JULY 21, 2006 AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN THE UNITED STATES, IN EACH CASE AS IT MAY BE AMENDED OR REPLACED, OR (2) SEVEN (7) DAYS AFTER THE DATE OF ISSUANCE OF THIS NOTE.
     The principal amount owing under this note or any part thereof may be repaid at any time without notice or bonus.
     The Borrower hereby waives presentment, notice of dishonour, protest and notice of protest.
     This note shall be binding upon the Borrower and its successors, including without limitation, the corporation to be formed upon the intended amalgamation of the Borrower, NACG Preferred Corp. and North American Energy Partners Inc.
     This note shall be governed by the laws of the Province of Alberta.
     DATED as of the ___day of ________________, 2006.

NACG HOLDINGS INC.
By:
Name:
Title:

- i -

EXHIBIT 2
GUARANTEE
TO: NORAMA INC.
     FOR VALUABLE CONSIDERATION, receipt whereof is hereby acknowledged, the undersigned hereby guarantees payment to NORAMA INC. (“Norama”) of all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by NACG HOLDINGS INC. (“Holdings”) to Norama or remaining unpaid by Holdings to Norama, incurred pursuant to or arising from the promissory note dated • in the principal amount of $27,000,000 issued by Holdings in favour of Norama (together with unpaid interest on such promissory note) pursuant to the terms of the Series A Preferred Share Purchase Agreement dated • among Holdings, NACG Preferred Corp., North American Construction Group Inc. and Norama (such debts and liabilities being hereinafter called the “liabilities”).
     This guarantee shall be a continuing guarantee and shall cover all the liabilities, and it shall apply to and secure any ultimate balance due or remaining unpaid to Norama up to an unlimited amount, plus interest thereon from date of demand for payment at the rate of interest indicated above.
     Norama shall not be bound to exhaust its recourse against Holdings or others or any securities it may at any time hold before being entitled to payment from the undersigned of the liabilities. The undersigned renounces all benefits of discussion and division.
     This guarantee and agreement shall not be affected by any change in the name of Holdings or by Holdings being amalgamated with one or more other parties or by the acquisition of Holdings, but shall notwithstanding the happening of any such event, continue to apply to all the liabilities whether theretofore or thereafter incurred or arising and in this instrument the word “Holdings” shall include every entity resulting from any such event.
     Upon an event of default of Holdings in payment of the liabilities, the Guarantor shall postpone to Norama all debts and liabilities, present and future, of Holdings to the Guarantor. This postponement is independent of the guarantee herein and remains in full force until all of the liabilities have been paid in full.
     This guarantee and agreement shall remain in effect until the payment in full of the liabilities.
     This guarantee and agreement shall extend and to enure to the benefit of Norama and its successors and assigns, and every reference herein to the undersigned shall be construed as including the undersigned and its successors and assigns, upon all of whom this guarantee and agreement shall extend and be binding. This guarantee and agreement may not be assigned by the Guarantor without the prior written consent of Norama, which consent may be given or withheld by Norama for any reason in its absolute discretion.
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     It is agreed that Norama, without the consent of the undersigned and without exonerating in whole or in part the undersigned, may grant time, renewals, extensions, indulgences, releases and discharges to, may take securities from, may abstain from taking securities from, may accept compositions from, and may otherwise change the terms of any of the liabilities hereby guaranteed and otherwise deal with Holdings as Norama may see fit.
     This guarantee shall be governed by the laws of the Province of Alberta.
DATED as of the _____ day of _____________________________, 2006.

NORTH AMERICAN CONSTRUCTION GROUP INC.
By:
Name:
Title:

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EXHIBIT 3
RELEASE

TO:	NACG Holdings Inc. NACG Preferred Corp. North American Energy Partners North American Construction Group Inc. (collectively the “Corporations”)

In consideration of the sum of Ten Dollars now paid to the undersigned and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the undersigned hereby releases and forever discharges the Corporations from any and all actions, causes of action, claims, demands, covenants, obligations, contracts, liabilities, costs and damages, whether absolute or contingent and of any nature whatsoever, which the undersigned, as a director of the Corporations now has or hereafter can, shall or may have, for or by reason of or in any way arising out of or in connection with the undersigned’s position as a director of the Corporations up to the date of this release and, including, without limiting the generality of the foregoing, for or by reason of or in any way arising out of any claim for indebtedness of the Corporations to the undersigned, moneys advanced, salary, wages, bonuses, expenses, retirement or pension allowances, fees, participation in profits or earnings, dividends or other remuneration by or of every nature and kind whether authorized by law, agreement, resolution or otherwise.
Notwithstanding the foregoing, this release shall not apply and the provisions hereof shall not release or discharge the Corporations in respect of any rights that the undersigned now has or hereafter can, shall or may have pursuant to: (1) insurance policies maintained by or on behalf of the Corporations with respect to director liabilities in connection with events arising on or before the date hereof, (2) any agreement or corporate resolution or by-law authorizing the Corporation to indemnify the undersigned in respect of any liability which the undersigned may incur by reason of acting or having acted as a director of the Corporations, or (3) the Purchase Agreement dated October 31, 2003 entered into among Norama Ltd., North American Equipment Ltd., Martin Gouin, Roger Gouin, NACG Preferred Corp. and NACG Acquisition Inc.
The undersigned acknowledges that the undersigned has read the terms of this release and understands that it represents a full and final release and discharge of all claims which the undersigned may have against the Corporations arising out of any of the foregoing matters.
The undersigned declares that the undersigned has executed this release voluntarily after having been given sufficient time to consider the undersigned’s actions and to seek such independent legal or other advice as the undersigned deems appropriate with respect to this matter and the terms of this release and that the undersigned fully appreciates the nature, extent and consequences of this release.
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The provisions of this release shall enure to the benefit of and be enforceable by the successors and assigns of the Corporations and shall be binding on the heirs, administrators, executors and legal representatives of the undersigned. This release shall be governed by and interpreted and enforced in accordance with the laws of the province of Alberta and the federal laws of Canada applicable in the province of Alberta.
DATED as of the ___day of ___, 2006
SIGNED and DELIVERED
in the presence of:

Witness:	Name: Martin P. Gouin
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EXHIBIT 4
CERTIFICATE

TO:	NACG Holdings Inc. NACG Preferred Corp. (collectively the "Corporations")

This certificate is delivered pursuant to Section 3.2(d) of the Series A Preferred Share Purchase Agreement entered into as of September •, 2006 (the “Share Purchase Agreement”) among the Corporations and Norama Ltd. Capitalized terms used but not defined in this certificate shall have the meanings attributed to them in the Share Purchase Agreement.
Each of the individuals signing this certificate certifies, as an officer of Norama Ltd. (“Norama”) and not in any personal capacity, and without personal liability, that all of the representations and warranties of Norama made in or pursuant to Section 5.1 of the Share Purchase Agreement are true and correct as at the Effective Time with the same effect as if made at and as of the Effective Time.

Name:
Title:
Company:

Name:
Title:
Company:
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EXHIBIT 5
RELEASE

TO:	Martin Gouin (the “Director”)

In consideration of the sum of Ten Dollars now paid to the undersigned and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the undersigned, and each of them, hereby release and forever discharge the Director from any and all actions, causes of action, claims, demands, covenants, obligations, contracts, liabilities, costs and damages, whether absolute or contingent and of any nature whatsoever, which the undersigned, or any of them, now have or hereafter can, shall or may have, for or by reason of or in any way arising out of or in connection with the Director’s position or the execution of his duties as a director of the undersigned, or any of them, up to the date of this release.
Notwithstanding the foregoing, this release shall not apply and the provisions hereof shall not release or discharge the Director in respect of any rights that the undersigned, or any of them, now have or hereafter can, shall or may have pursuant to the Purchase Agreement dated October 31, 2003 entered into among Norama Ltd., North American Equipment Ltd., Martin Gouin, Roger Gouin, NACG Preferred Corp. and NACG Acquisition Inc.
The undersigned acknowledge that each of the undersigned has read the terms of this release and understands that it represents a full and final release and discharge of all claims which the undersigned, or any of them, may have against the Director arising out of any of the foregoing matters.
Each of the undersigned declare that it has executed this release voluntarily after having been given sufficient time to consider the undersigned’s actions and to seek such independent legal or other advice as the undersigned deems appropriate with respect to this matter and the terms of this release and that the undersigned fully appreciates the nature, extent and consequences of this release.
The provisions of this release shall enure to the benefit of and be enforceable by the heirs, administrators, executors and legal representatives of the Director and shall be binding on the successors and assigns of each of the undersigned. This release shall be governed by and interpreted and enforced in accordance with the laws of the province of Alberta and the federal laws of Canada applicable in the province of Alberta.
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DATED as of the _____ day of __________________, 2006
SIGNED and DELIVERED

Name:
Title:
Company:

Name:
Title:
Company:
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EXHIBIT 6
CERTIFICATE

TO:	Norama Inc. (the "Corporation")

This certificate is delivered pursuant to Section 3.3(f) of the Series A Preferred Share Purchase Agreement entered into as of September •, 2006 (the “Share Purchase Agreement”) among NACG Holdings Inc., NACG Preferred Corp., North American Construction Group Inc. and the Corporation. Capitalized terms used but not defined in this certificate shall have the meanings attributed to them in the Share Purchase Agreement.
Each of the individuals signing this certificate certifies, as an officer of each of NACG Holdings Inc., NACG Preferred Corp. and North American Construction Group Inc. and not in any personal capacity, and without personal liability, that all of the representations and warranties of each of NACG Holdings Inc., NACG Preferred Corp. and North American Construction Group Inc. made in or pursuant to Section 5.2 of the Share Purchase Agreement are true and correct as at the Effective Time with the same effect as if made at and as of the Effective Time.

Name:
Title:
Company:

Name:
Title:
Company:
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EXHIBIT 7
GUARANTEE
TO: NACG HOLDINGS INC.
     FOR VALUABLE CONSIDERATION, receipt whereof is hereby acknowledged, the undersigned (the “undersigned” or the “Guarantor”), a direct or indirect shareholder of NORAMA INC. (“Norama”), hereby guarantees payment to NACG HOLDINGS INC. and the continuing entity formed on the amalgamation of NACG Holdings Inc., NACG Preferred Corp. and North American Energy Partners Inc. (collectively, “Holdings”) of one-half of all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by Norama to Holdings or remaining unpaid by Norama to Holdings, resulting from or arising out of any breach of or failure to perform by Norama of Sections 5.1 or 6.5 of the Series A Preferred Share Purchase Agreement dated • among Norama, NACG Preferred Corp., North American Construction Group Inc. and Holdings (such debts and liabilities being hereinafter called the “liabilities”).
     This guarantee shall be a continuing guarantee and shall cover all the liabilities, and it shall apply to and secure any ultimate balance of liabilities due or remaining unpaid to Holdings, plus interest thereon from date of demand for payment at the rate equal to two percent (2%) per annum above the prime interest rate of the Royal Bank of Canada (“prime interest rate” means the annual rate of interest announced from time to time by the Royal Bank of Canada as a reference rate then in effect for determining interest rates on Canadian-dollar commercial loans in Canada) calculated from the date of demand up to the date that the amount owing hereunder is repaid in full. Interest shall be calculated and compounded on a monthly basis both before and after default or judgment.
     This guarantee is in addition to any other guarantees or securities otherwise held by Holdings from time to time relating to the liabilities. Notwithstanding anything contained herein to the contrary, if and to the extent the liabilities are covered by any other guarantees or securities granted by the undersigned, Holdings shall be entitled to recover only once in respect of any such liabilities. Holdings shall not be bound to exhaust its recourse against Norama or others or any securities it may at any time hold before being entitled to payment from the undersigned of the liabilities. The undersigned renounces all benefits of discussion and division.
     This guarantee and agreement shall not be affected by any change in the name of Norama or by Norama being amalgamated with one or more other parties or by the acquisition of Norama, but shall notwithstanding the happening of any such event, continue to apply to all the liabilities whether theretofore or thereafter incurred or arising and in this instrument the word “Norama” shall include every entity resulting from any such event.
     Upon an event of default of Norama in payment of the liabilities, the Guarantor shall postpone to Holdings all debts and liabilities, present and future, of Norama to the Guarantor. This postponement is independent of the guarantee herein and remains in full force until all of the liabilities have been paid in full.
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     This guarantee and agreement shall remain in effect until the extinguishment or payment or satisfaction in full of the liabilities.
     This guarantee and agreement shall extend to and enure to the benefit of Holdings and its successors and assigns, and every reference herein to the undersigned shall be construed as including the undersigned and its successors and assigns, upon all of whom this guarantee and agreement shall extend and be binding. This guarantee and agreement may not be assigned by the Guarantor without the prior written consent of Holdings, which consent may be given or withheld by Holdings for any reason in its absolute discretion.
     It is agreed that Holdings, without the consent of the undersigned and without exonerating in whole or in part the undersigned, may grant time, renewals, extensions, indulgences, releases and discharges to, may take securities from, may abstain from taking securities from, may accept compositions from, and may otherwise change the terms of any of the liabilities hereby guaranteed and otherwise deal with Norama as Holdings may see fit.
     This guarantee shall be governed by the laws of the Province of Alberta.
DATED as of the _____ day of _____________________________, 2006.

WITNESS:

Name:
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